SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2010

                                  AURUM, INC.
                                  -----------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                       000-53861                Applied For
----------------------------    ------------------------     -------------------
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
    of Incorporation)                                        Identification No.)

                          580 St. Kilda Road - Level 8
                            Melbourne, Victoria 3004
                                   Australia
               (Address of Principal Executive Offices)(Zip Code)

                               011(613) 8532 2800
                         Registrant's Telephone Number

                         Liquid Financial Engines, Inc.
                         ------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

     Pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated as of January 4, 2010, by and between, Liquid Financial Engines, Inc., a Florida corporation ("LFE," the "Company," "we" or "us") and Aurum, Inc., a Delaware corporation and wholly-owned subsidiary of LFE ("Aurum" or the "Surviving Corporation"), effective as of January 20, 2010, LFE merged with and into Aurum, with Aurum being the surviving entity (the "Reincorporation Merger"). As a result of the Reincorporation Merger, the legal domicile of the Surviving Corporation is now Delaware.

     The Merger Agreement and Reincorporation Merger were duly approved by our sole director and by the written consent of the holder of a majority of our outstanding capital stock entitled to vote thereon.

     Pursuant to the terms of the Merger Agreement, (i) LFE merged into Aurum, with Aurum being the Surviving Corporation; (ii) Aurum succeeded to the ownership of all of LFE's assets, has the rights, power and privileges and assumed all of the obligations of LFE; (iii) LFE's existing sole director and officers became the sole director and officers of Aurum; and (iv) the certificate of incorporation, as amended (the "Delaware Certificate") and by-laws ("Delaware By-laws") of Aurum now govern the Surviving Corporation. In connection with the Reincorporation, our corporate name was changed to Aurum, Inc. and the number of authorized shares of capital stock was increased to five hundred twenty million (520,000,000) shares, of which five hundred million (500,000,000) shares are Common Stock and twenty million (20,000,000) shares are Preferred Stock, each with a par value of $.0001 per share. Except as otherwise required by statute, the designations and the powers, preferences and rights, and the qualifications or restrictions thereof, of any class or classes of stock or any series of any class of stock of the Surviving Corporation may be determined from time to time by resolution or resolutions of the Board of Directors.

     At the effective time of the Reincorporation Merger, each outstanding share of LFE's Common Stock, $.0001 par value, automatically was converted into one share of Common Stock of Aurum, $.0001 par value. Shareholders are not required to exchange their existing stock certificates, which now represent an equivalent number of shares of Aurum common stock. The Reincorporation Merger will not result in any change in the business of LFE. Upon completion of the Reincorporation Merger, the Surviving Corporation shall continue to maintain its principal offices at 580 St. Kilda Road - Level 8, Melbourne, Victoria 3004, Australia. The Common Stock of the Surviving Corporation will continue to trade on the Over the Counter Bulletin Board.

     Following the Reincorporation Merger, the securities of the Surviving Corporation will continue to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by virtue of Rule 12g-3 of the Exchange Act.

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

     The foregoing description of the Merger Agreement is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 2.1 and incorporated by reference as if fully set forth herein.

Item 3.03 Material Modification to Rights of Security Holders.

     As a result of the Reincorporation Merger disclosed under Item 1.01 above, each outstanding share of LFE Common Stock, $.0001 par value, has been automatically converted into one share of Aurum Common Stock, par value $.0001. Upon completion of the Reincorporation Merger, each outstanding certificate representing LFE Common Stock is deemed, without any action by the shareholder, to represent the same number of share of Aurum Common Stock. Shareholders do not need to exchange their stock certificates as a result of the Reincorporation Merger.

     Prior to the effective date of the Reincorporation Merger, LFE's corporate affairs were governed by the corporate laws of Florida. The rights of its shareholders were subject to its Articles of Incorporation, as amended, and its By-laws. As a result of the Reincorporation Merger, holders of LFE Common Stock are now holders of Aurum Common Stock, and their rights as holders are governed by the General Corporation Law of Delaware and the Delaware Certificate and Delaware By-laws.

Item 5.03 Amendment to Certificate of Incorporation.

     The information set forth above under Items 1.01 and 3.03 is hereby incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

      (d)      Exhibits

      2.1 - Agreement and Plan of Merger dated as of January 4, 2010 by and between Liquid Financial Engines, Inc., a Florida corporation , and Aurum, Inc., a Delaware corporation and a wholly-owned subsidiary of LFE. (Incorporated by reference to Annex A to the Company's Information Statement on Schedule 14C filed with the SEC on December 21, 2009.)

      3.1 - Certificate of Incorporation, as amended, of Aurum, Inc. (Incorporated by reference to Annex B to the Company's Information Statement on Schedule 14C filed with the SEC on December 21, 2009.)

      3.2 - By-laws of Aurum, Inc. (Incorporated by reference to Annex C to the Company's Information Statement on Schedule 14C filed with the SEC on December 21, 2009.)


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

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                AURUM, INC.

                                                By:     /s/ Peter Lee
                                                   ------------------
                                                Name:   Peter Lee
                                                Title:  Chief Financial Officer
                                                        and Secretary


Date: January 21, 2010




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